                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Company's 1996 Stock Option Plan and 1996 Recognition and Retention Plan (Registration No. 333-83198) of our report dated January 30, 2004 relating to the consolidated financial statements of Alpena Bancshares, Inc. as of December 31, 2003 which appear in the December 31, 2003 Annual Report on Form 10-KSB of Alpena Bancshares, Inc.

/s/ PLANTE & MORAN, PLLC


Auburn Hills, Michigan
March 26, 2004